UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2015

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116422
People’s Republic of China
(Address, including zip code, of principal executive offices)

86-411-39185985
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed in the Current Report on Form 8-K of China BAK Battery, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 17, 2015, the shareholders of the Company approved the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) at the Company's annual shareholder meeting held on June 12, 2015. The Board of Directors of the Company previously adopted the 2015 Plan on April 10, 2015.

On June 30, 2015, pursuant to the 2015 Plan, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) granted an aggregate of 690,000 restricted shares of the Company’s common stock, par value $0.001 (the “Restricted Shares”), to certain employees, officers and directors of the Company. Specifically, the Compensation Committee granted the Restricted Shares to the following executive officers and directors in the following amounts and subject to the following vesting schedules:

Name and Position	Amount	Vesting Schedule
Wenwu Wang, Interim CFO	50,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015
Jian Lin, Interim CTO	10,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015
Guosheng Wang, Director	50,000	vest quarterly in 12 equal installments over a three year period with the first vesting on June 30, 2015
Martha Agee, Director	30,000	vest quarterly in four equal installments over a one year period with the first vesting on June 30, 2015
Chunzhi Zhang, Director	30,000	vest quarterly in four equal installments over a one year period with the first vesting on June 30, 2015
Jianjun He, Director	30,000	vest quarterly in four equal installments over a one year period with the first vesting on June 30, 2015

Each recipient of the Restricted Shares entered into a standard Restricted Stock Award Agreement with the Company, a form of which is furnished as Exhibit 99.1 to this report and incorporated here by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
99.1	Form of Restricted Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: July 6, 2015	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Form of Restricted Stock Award Agreement.